EXHIBIT 23.5

Consent of RP Axiometrics LLC
14901 Quorum Drive, Suite 900
Dallas, TX 75254

April 11, 2018
Steadfast Apartment REIT III, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, CA 92612
Re: Consent of RP Axiometrics LLC
Ladies and Gentleman:
RP Axiometrics LLC (“Axiometrics”) hereby consents to the use in Steadfast Apartment REIT III, Inc.’s Post-Effective Amendment No. 13 to Registration Statement on Form S-11 (333-207952), and any amendments thereto by Steadfast Apartment REIT III, Inc., of research data and information provided by Axiometrics included in the section entitled “Multifamily Property Market Overview” and references to “Axiometrics” therein. In giving such consent, Axiometrics does not admit that it comes within the category of persons whose consent is required under, nor does Axiometrics admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

RP AXIOMETRICS LLC

By: __/s/ W. Bryan Hill_______
Name: W. Bryan Hill
Title: Chief Financial Officer